CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors’ Report, dated April 14, 2015 on the financial statements of Textmunication Holdings Inc. for the year ended December 31, 2014 in the Registration Statement on Form S-1/A and the reference therein as it applies to our being the Registered Independent Accountants for Textmunication Holdings, Inc. We also consent to the reference to RBSM, LLP as named experts.

RBSM, LLP
Sugar Land, Texas

June 26, 2015

281-552-8430 ● 101 Parklane Blvd., Suite 201 ● Sugar Land, TX 77478-5521